UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
_________________________

Date of Report (Date of earliest event reported):  November 8, 2022

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-09533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, Florida (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

Transformational Awards

On November 8, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of World Fuel Services Corporation (the “Company”) approved the grant of special performance-based equity awards (the “Transformational Awards”) to the Company’s executive officers, Messrs. Michael J. Kasbar, Ira M. Birns and John P. Rau (the “NEOs”), together with other members of the Company’s senior leadership team. The awards are intended to incentivize senior management in its efforts to lead the Company through the next phase of its diversification and growth strategy that is aligned with the global energy transition and designed to create sustained long-term value for the Company’s shareholders and other stakeholders.

Factors Considered in Designing the Transformational Awards

The Committee decided to grant the Transformational Awards at this critical time to further emphasize senior management’s focus on the Company’s strategic imperatives, including growing its renewable energy products, service offerings and enterprise-wide digital and sustainability solutions. In the Committee’s view, these initiatives require efforts in areas that go above and beyond the Company’s day-to-day business operations.

In approving the grant of the Transformational Awards, the Committee, in consultation with its independent compensation consultants, considered the following factors:

•	Evolving market dynamics, which provide significant potential for growth in the Company’s sustainability and digital products, services and solutions to unlock long-term growth in shareholder value;
•	The desired outcomes of the Company’s transformation strategy;
•	Incentives needed to retain, motivate and encourage executive leaders to remain with the Company and continue driving the transformative growth strategy; and
•	The relative benchmarks within the Company’s industry and compensation comparison companies, including practices related to special long-term transformation-focused incentives.

Terms of the Transformational Awards

The Transformational Awards are being granted exclusively in the form of at-risk performance-based restricted stock units (“PRSUs”) and are structured to further align the Company’s NEOs and senior leadership with the Company’s shareholders and to support the Company’s evolution into a more resilient, diversified provider of energy and related products and solutions that enable the Company’s customers and suppliers to accelerate their transition to a more sustainable future.

The PRSUs were granted on November 10, 2022 (the “Grant Date”) with vesting tied to the Company’s absolute total shareholder return (“TSR”) over the three-year performance period beginning on the Grant Date and ending on November 10, 2025 (the “Measurement Date”). TSR is calculated based on the volume-weighted average trading price for the thirty (30) consecutive trading days prior to the Grant Date and Measurement Date. Any earned PRSUs will vest one-half on the date after the Measurement Date on which the Committee determines the extent to which the performance goal has been achieved, with the remaining one-half vesting on the one-year anniversary of the Measurement Date, subject to the recipient’s continued employment with the Company.

Each award provides the NEO with an incentive opportunity of 50% of the target number of PRSUs up to a maximum of 200% of the target opportunity. The target opportunity for each NEO is as follows: (i) Mr. Kasbar – 181,160 PRSUs; (ii) Mr. Birns – 50,725 PRSUs; and (iii) Mr. Rau – 50,725 PRSUs. The Transformational Awards will be forfeited in full if the Company’s TSR at the end of the performance period falls below the threshold level. Meanwhile, the maximum performance level is intended to reward extraordinary effort and achievement to drive significant shareholder returns and represents an increase in the Company’s market capitalization of approximately $1 billion as compared to the Grant Date.

The Committee believes the Transformational Awards align with the Company’s established pay-for-performance philosophy and their value will only be fully realized if the Company achieves its transformation strategy objectives. The Transformational Awards are governed by the terms of the Company’s 2021 Omnibus Plan.

The foregoing summary of the terms of the Transformational Awards is not complete and is qualified in its entirety by reference to the full text of the award agreements for these awards, the form of which is filed as Exhibit 10.1 to this report.

Jeffrey Smith Transition

On November 8, 2022, Jeffrey P. Smith provided notice of his intent to retire from the Company and resign from his position as Executive Vice President and Chief Operating Officer of  the Company, effective December 31, 2022. Following his retirement, Mr. Smith will remain as a non-executive employee of the Company through December 2023 to support the transition of his role and responsibilities and provide strategic advice to the Company’s Chief Executive Officer on certain technology-related projects and opportunities.

In exchange for his post-retirement transition services, the Company entered into a transition and separation agreement with Mr. Smith (the “Transition Agreement”). Mr. Smith will receive a salary of $240,000 during the term of the Transition Agreement beginning January 1, 2023 and will be eligible for a discretionary bonus for 2023.

The foregoing summary of the terms of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this report.

Information Relating to Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s beliefs and expectations about its growth and diversification strategy, its renewable energy products and services offerings, its digital and sustainability solutions, and the effects of its efforts on the energy transition. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statement due to risks and uncertainties, including, but not limited to: the Company’s ability to successfully implement its growth strategy and integrate acquired businesses and recognize the anticipated benefits, the Company’s ability to capitalize on new market opportunities, the Company’s ability to effectively leverage technology and operating systems and realize the anticipated benefits, inflationary pressures and their impact on the Company’s customers or the global economy, including sudden or significant increases in interest rates or a global recession, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the availability of cash and sufficient liquidity to fund the Company’s working capital and strategic investment needs, the Company’s ability to capitalize on new market opportunities, adverse conditions in the markets or industries in which the Company or its customers and suppliers operate, such as the current global economic environment, the Company’s ability to manage the changes in supply and other market dynamics in the regions where it operates, potential liabilities, limited indemnities and the extent of any insurance coverage, any global economic impacts or other significant volatility that may arise from geopolitical events, wars and other civil unrest, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession, the Company’s failure to comply with restrictions and covenants in its senior revolving credit facility and senior term loan, including financial covenants, the Company’s ability to successfully execute and achieve efficiencies, the Company’s ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, risks related to the complexity of the U.S. and foreign tax legislation and any subsequently issued regulations and the Company’s ability to accurately predict the impact on its effective tax rate and future earnings, actions that may be taken under the current administration in the U.S. that increase costs or otherwise negatively impact the Company or its customers' and suppliers' businesses, the outcome of pending litigation and other proceedings, the extent of the impact of the COVID-19 pandemic on the Company’s and its customers' sales, profitability, operations and supply chains, customer and counterparty creditworthiness and the Company’s ability to collect accounts receivable and settle derivative contracts, the Company’s failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in the Company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

As described in Item 5.02 of this Current Report on Form 8-K, the following exhibits are included as part of this Current Report.

Exhibit No.	Description
10.1	Form of Named Executive Officer Performance-based Restricted Stock Unit Agreement under the 2021 Omnibus Plan.
10.2	Transition and Separation Agreement, dated November 8, 2022, between World Fuel Services Corporation and Jeffrey P. Smith.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2022	World Fuel Services Corporation

/s/ Amy Quintana Avalos
Amy Quintana Avalos
Senior Vice President, Chief Corporate Counsel and Corporate Secretary